UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2025

OMEROS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Washington	001-34475	91-1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West Seattle, WA		98119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	OMER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On November 25, 2025, Omeros Corporation (“Omeros,” the “Company” or “we”) completed the closing of the transaction described under Item 2.01 below. Substantially concurrent with the closing of such transaction, the Company utilized a portion of the $240.0 million upfront payment that it received to repay all outstanding obligations under the Credit and Guarantee Agreement, dated June 3, 2024 (the “Credit Agreement”), among the Company, the various lenders party thereto, and Wilmington Savings Fund Society, FSB, as Administrative Agent and Collateral Agent. The retirement included prepayment of the $67.1 million outstanding term loan under the Credit Agreement, a $3.4 million mandatory prepayment premium, $2.0 million of incurred interest, and approximately $0.1 million of transaction related expenses. Repayment of the Company’s obligations under the Credit Agreement resulted in the simultaneous release in full of all liens and covenants thereunder, including the covenant requiring the Company to maintain at all times a minimum of $25.0 million of unrestricted cash, cash equivalents and short-term investments, releasing such $25.0 million into the Company's working capital available for use. Upon the occurrence of such events, the Credit Agreement was terminated.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 25, 2025, Omeroscompleted the closing of the previously announced transaction under the Asset Purchase and License Agreement, dated October 10, 2025 (the “Agreement”), with Novo Nordisk Health Care AG (“Novo Nordisk”), pursuant to which Novo Nordisk received exclusive global rights in all indications to develop and commercialize zaltenibart (OMS906), certain related monoclonal antibodies and antigen-binding fragments (collectively, the “Compounds”), and related pharmaceutical products (the “Products”). Zaltenibart is a first-in-class, late-stage clinical, humanized monoclonal antibody targeting MASP-3 – the most upstream and key activator of the alternative pathway of the complement system – and has shown multiple potential advantages over other alternative pathway inhibitors in development or on the market. Under the Agreement, Omeros sold and transferred, and Novo Nordisk purchased and assumed, certain assets and liabilities related to the Compounds and Products, and the parties granted and received certain intellectual property licenses to facilitate the continued development and commercialization activities of both companies (the “Transaction”).

At the closing of the Transaction (the “Closing”), Omeros received an upfront cash payment of $240.0 million, approximately $72.6 million of which was used to repay the Credit Agreement as described in Item 1.02 above. In addition, Omeros can receive (i) up to a total of $510 million in one-time milestone payments upon the first achievement by Novo Nordisk or its affiliates or sublicensees of each of the development and approval milestone events as set forth in the Agreement and (ii) up to $1.3 billion in one-time milestone payments upon the first achievement by Novo Nordisk or its affiliates or sublicensees of certain sales-based milestone events as set forth in the Agreement. The upfront cash received at closing and the potential milestone payments represent a total of $2.1 billion. Omeros is also eligible under the Agreement to receive tiered royalties on annual net sales of Products at percentage rates ranging from high single digit to high teens, subject to reduction in certain circumstances, as set forth in the Agreement.

Novo Nordisk is strongly positioned to develop zaltenibart into a differentiated and potentially best-in-class treatment approach for a number of rare blood and kidney disorders, maximizing the opportunity to help people living with these diseases in the future and supporting the company’s leadership ambition in this space. Omeros retains rights to its MASP-3 small-molecule program unrelated to zaltenibart, including the ability to develop and commercialize small-molecule MASP-3 inhibitors with limited restrictions on indications. Omeros also retains rights to its “grandfathered” MASP-3 antibodies, with temporal and indication restrictions on commercialization and for use in advancing its small-molecule therapeutics.

In accordance with the Agreement, at the Closing, the Company and Novo Nordisk entered into a transition services agreement (the “Transition Services Agreement”) pursuant to which the Company will provide certain transition services to Novo Nordisk to facilitate the transfer of the acquired assets and liabilities under the Agreement and to provide for the continued operation of relevant studies and program activities during the applicable term. Subject to certain exceptions and limitations, Novo Nordisk will reimburse the Company for costs and expenses incurred by the Company under the Transition Services Agreement, including third-party costs and expenses and costs associated with delivery of transition services by Omeros personnel on an hourly basis at rates specified in the Agreement.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement. The Agreement contains representations, warranties, and covenants that were made for the purpose of allocating contractual risk between those parties, that do not establish these matters as facts and, in certain cases, are subject to separately scheduled exceptions and qualifications. Investors should not rely on the representations, warranties, and covenants as characterizations of the actual state of facts or condition of the Company, Novo Nordisk, or any of their respective subsidiaries or affiliates.

Item 8.01. Other Events.

On December 1, 2025, we issued a press release announcing the Closing.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 29, 2025, the Board of Directors of the Company approved an indefinite term share repurchase program under which we may repurchase from time to time up to $100.0 million of our common stock in the open market or through privately negotiated transactions.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “look forward to,” “may,” “objective,” “plan,” “potential,” “predict,” “project,” “should,” “slate,” “target,” “will,” “would” and similar expressions and variations thereof. Forward-looking statements, including statements regarding the Company’s expectations with respect to payments to be received from the Transaction and payments and activities pursuant to the Transition Services Agreement, are based on management’s beliefs and assumptions and on information available to management only as of the date hereof. The Company’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, risks associated with product commercialization and commercial operations, regulatory processes and oversight, and the risks, uncertainties, and other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2025. Given these risks, uncertainties, and other factors, you should not place undue reliance on these forward-looking statements, and the Company assumes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

The following unaudited pro forma condensed consolidated information reflecting the Transaction described under Item 2.01 above are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference:

●	the Company’s unaudited pro forma condensed consolidated balance sheet as of September 30, 2025;
●	the Company’s unaudited pro forma consolidated statement of operations and comprehensive income (loss) for fiscal year ended December 31, 2024; and
●	the Company’s unaudited pro forma condensed consolidated statement of operations and comprehensive loss for the nine-month period ended September 30, 2025.

The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that would have been reported had the Transaction been completed as of the dates presented and should not be taken as representation of the Company’s future consolidated results of operations or financial condition. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable under the circumstances.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated December 1, 2025
99.2	Unaudited Pro Forma Financial Statements and accompanying notes
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: December 1, 2025	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors